SCHEDULE 14A

                                 (Rule 14a-101)

                     INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION

                Proxy Statement Pursuant to Section 14(a) of the

                Securities Exchange Act of 1934 (Amendment No. )

 Filed by the Registrant  |X|
 Filed by a Party other than the Registrant  | |
 Check the appropriate box:
 | |      Preliminary Proxy Statement             | |  Confidential, For Use of
                                                       the Commission Only
 |X|      Definitive Proxy Statement                   (as permitted by
                                                       Rule 14a-6(e)(2))
 | |      Definitive Additional Materials

 | |      Soliciting Material Pursuant to
          Rule 14a-11(c) or Rule 14a-12




                                  HUMASCAN INC.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified in Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of Filing Fee (Check the appropriate box):
   |X|  No fee required.

   | |  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

   (1)  Title of each class of securities to which transaction applies:

   (2)  Aggregate number of securities to which transaction applies:

   (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11:*

   (4)  Proposed maximum aggregate value of transaction:

   (5)  Total fee paid:

   | |  Fee paid previously with preliminary materials:

   | | Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

   (1)  Amount previously paid:

   (2)  Form, Schedule or Registration Statement No.:

   (3)  Filing Party:

   (4)  Date Filed:

--------
 * Set forth the amount on which the filing fee is calculated and state how it was determined.

                                  HUMASCAN INC.
                                 125 Moen Avenue
                           Cranford, New Jersey 07016

                              --------------------

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

                            To be held June 26, 1997

                              --------------------


         NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders of HUMASCAN INC. ("Company") will be held at the executive offices of the Company, 125 Moen Avenue, Cranford, New Jersey, on Thursday, June 26, 1997, at 10:00 a.m. local time, for the following purposes, all as more fully described in the attached proxy statement:

         1. To elect five directors of the Company to hold office until the Annual Meeting of Stockholders in 1998 and until their respective successors have been duly elected and qualified; and

         2. To transact such other business as may properly come before the meeting, or any or all adjournments thereof.

         Only stockholders of record at the close of business on May 2, 1997 will be entitled to notice of, and to vote at, the meeting and any adjournments thereof.

         You are urged to read the attached proxy statement, which contains information relevant to the action to be taken at the meeting. In order to assure the presence of a quorum, whether or not you expect to attend the meeting in person, please sign and date the accompanying proxy card and mail it promptly in the enclosed addressed, postage prepaid envelope. You may revoke your proxy if you so desire at any time before it is voted.

                                             By Order of the Board of Directors

                                             Kenneth S. Hollander
                                             Secretary

Cranford, New Jersey
May 7, 1997

                                  HUMASCAN INC.

                                   ----------

                                 PROXY STATEMENT

                                   ----------

                         ANNUAL MEETING OF STOCKHOLDERS
                           TO BE HELD ON JUNE 26, 1997

                                   ----------

         This Proxy Statement and the accompanying form of proxy is furnished to stockholders of HUMASCAN INC. ("Company") in connection with the solicitation of proxies, in the accompanying form, by the Board of Directors of the Company for use in voting at the Annual Meeting of Stockholders to be held at the offices of the Company, 125 Moen Avenue, Cranford, New Jersey, on Thursday, June 26, 1997, at 10:00 a.m., and at any and all adjournments thereof. Any proxy given pursuant to this solicitation may be revoked by the person giving it by giving notice to the Secretary of the Company in person, or by written notification actually received by the Secretary, at any time prior to its being exercised. Unless otherwise specified in the proxy, shares represented by proxies will be voted for the election of the nominee listed herein.

         The Company's executive offices are located at 125 Moen Avenue, Cranford, New Jersey 07016. On or about May 7, 1997, this Proxy Statement and the accompanying form of proxy, together with a copy of the Annual Report of the Company for the fiscal year ended December 31, 1996, is being mailed to each stockholder of record at the close of business on May 2, 1997.

                                VOTING SECURITIES

         The Board of Directors has fixed the close of business on May 2, 1997, as the record date for the determination of stockholders entitled to notice of, and to vote at, the Annual Meeting. Only stockholders of record at the close of business on that date will be entitled to vote at the Annual Meeting or any and all adjournments thereof. As of May 2, 1997, the Company had issued and outstanding 7,720,313 shares of Common Stock, the Company's only class of voting securities outstanding. Each stockholder of the Company will be entitled to one vote for each share of Common Stock registered in his name on the record date. The presence, in person or by proxy, of a majority of all of the outstanding shares of Common Stock constitutes a quorum at the Annual Meeting. Proxies relating to "street name" shares that are returned to the Company but marked by brokers as "not voted" will be treated as shares present for purposes of determining the presence of a quorum on all matters but will not be treated as shares entitled to vote on the matter as to which authority to vote is withheld by the broker ("broker non-votes"). The election of directors requires a plurality vote of those shares voted at the Annual Meeting with respect to the election of directors. "Plurality" means that the individuals who receive the largest number of votes cast "FOR" are elected as directors. Consequently, any shares not voted "FOR" a particular nominee (whether as a result of a direction to withhold authority or a broker non-vote) will not be counted in such nominee's favor. All other matters to be voted on will be decided by the affirmative vote of a majority of the shares present or represented at the Annual Meeting and entitled to vote. On any such matter, an abstention will have the same effect as a negative vote, but because shares held by brokers will not be considered entitled to vote on matters as to which the brokers withhold authority, a broker non-vote will have no effect on the vote.

                             PRINCIPAL STOCKHOLDERS

         The following table sets forth certain information regarding beneficial ownership of the Company's Common Stock as of May 2, 1997 by (i) each stockholder known by the Company to be the beneficial owner of 5% or more of the outstanding Common Stock, (ii) each of the Company's directors, (iii) each of the named executive officers (as such term is defined in Rule 402(a)(2) of Regulation S-B) and (iv) all directors and executive officers of the Company as a group. Except as otherwise indicated, the Company believes that the beneficial owners of the Common Stock listed below, based on information furnished by such owners, have sole investment and voting power with respect to such shares, subject to community property laws where applicable. Shares of Common Stock issuable upon exercise of options and warrants that are currently exercisable or exercisable within 60 days of the date of this Proxy Statement have been included in the table.


                                                             Number of Shares of Common             Percentage
Name and Address                                              Stock Beneficially Owned          Beneficially Owned
----------------                                              ------------------------          ------------------

Donald B. Brounstein(1)................................             914,000(2)                        11.7%

Steven S. Elbaum
   1790 Broadway
   New York, NY 10019..................................              40,833(3)                         1.0%

Jack L. Rivkin
   388 Greenwich Street
   New York, NY 10013..................................                   0                            *

John F. Sasen, Sr.
   7800 Belfort Parkway, Suite 250
   Jacksonville, FL 32256..............................             210,833(4)                         2.7%

Udi Toledano
   545 Madison Avenue, Suite 800
   New York, NY 10022..................................             230,229(5)                         2.9%

Travelers Group Inc.
   388 Greenwich Street
   New York, NY 10013..................................           2,180,778(6)                        26.8%

Scantek Medical, Inc.
   26 Merry Lane
   East Hanover, NJ 07936..............................           1,014,713(7)                        13.1%

OppenheimerFunds, Inc.
   Two World Trade Center
   New York, NY 10048..................................             750,000(8)                         9.7%

All directors and executive officers as a group
   (7 persons)(2)(3)(4)(5)(9)..........................           1,488,895                           18.3%

----------
*        Less than 1%.

(1)      c/o HumaScan Inc., 125 Moen Avenue, Cranford, New Jersey 07016.

(2) Includes an aggregate of 17,000 shares of Common Stock held by Mr. Brounstein's wife and son and 72,000 shares issuable upon exercise of immediately exercisable options and warrants held by Mr. Brounstein.

(3) Includes 22,083 shares of Common Stock issuable upon exercise of immediately exercisable options and warrants. Does not include 6,667 shares issuable upon exercise of options which are not currently exercisable.

(4) Includes 18,333 shares of Common Stock issuable upon exercise of immediately exercisable options held by Mr. Sasen. Also includes 56,250 shares held by Physician Sales & Service, Inc. ("PSS") and 136,250 shares issuable upon exercise of immediately exercisable warrants held by PSS. Does not include 6,667 shares issuable upon exercise of options held by Mr. Sasen which are not currently exercisable. Mr. Sasen disclaims beneficial ownership of the securities held by PSS.

(5) Includes 42,017 shares issuable upon exercise of immediately exercisable options and warrants held by Mr. Toledano. Also includes 75,000 shares of Common Stock held by Mr. Toledano's wife and 50,477 shares issuable upon exercise of immediately exercisable warrants held by Mr. Toledano's wife and a certain trust for the benefit of their minor children ("Toledano Trust") and an aggregate of 5,860 shares issuable upon exercise of immediately exercisable warrants held by certain other members of Mr. Toledano's family. Does not include 6,667 shares issuable upon exercise of options held by Mr. Toledano which are not currently exercisable. Mr. Toledano disclaims beneficial ownership of all of the securities held by members of his family other than his wife and the Toledano Trust.

(6) Includes 1,440,000 shares of Common Stock held by Travelers Insurance Company ("TIC"), 333,155 shares issuable upon exercise of immediately exercisable options and warrants held by TIC, 234,875 shares held by Smith Barney Worldwide Special Fund, N.V. ("Smith Barney Fund"), 44,135 shares issuable upon exercise of immediately exercisable warrants held by Smith Barney Fund, 44,125 shares held by Smith Barney Worldwide Securities, Ltd. ("Smith Barney Securities"), 8,063 shares issuable upon exercise of immediately exercisable warrants held by Smith Barney Securities, 37,500 shares issuable upon exercise of immediately exercisable warrants held by Smith Barney Inc. and 38,925 shares held in accounts managed by Smith Barney Inc. Does not include 6,667 shares issuable upon exercise of options held by TIC which are not currently exercisable. Smith Barney Inc. and TIC are both subsidiaries of Travelers Group Inc., and Smith Barney Securities and Smith Barney Fund are investment funds domiciled outside the United States for which Smith Barney Inc. acts as sponsor and adviser. None of Travelers Group Inc., TIC, Smith Barney Inc. or their respective affiliates has assumed or has any responsibility for the management, business or operations of the Company or for the statements contained in this Proxy Statement (other than the limited information regarding the stock ownership of such entities under the caption "Principal Stockholders").

(7) Includes 5,625 shares of Common Stock issuable upon exercise of immediately exercisable warrants held by Scantek Medical, Inc. ("Scantek"), 213,750 shares of Common Stock owned by Zsigmond G. Sagi ("Dr. Sagi"), the Chairman of the Board and a principal stockholder of Scantek, 375 shares issuable upon exercise of immediately exercisable options owned by Dr. Sagi and 15,900 shares held by Patricia B. Furness, Vice President and a stockholder of Scantek. Does not include 1,125 shares issuable upon exercise of options held by Dr. Sagi which are not immediately exercisable.

(8)      The information regarding OppenheimerFunds, Inc. is derived from a
         Schedule 13G filed by OppenheimerFunds, Inc. dated February 5, 1997.

(9) Includes 434,770 shares of Common Stock issuable upon exercise of immediately exercisable options and warrants held by directors and executive officers of the Company. Does not include 79,501 shares issuable upon exercise of options held by executive officers of the Company which are not immediately exercisable.

                        PROPOSAL I: ELECTION OF DIRECTORS

         At the Annual Meeting, five directors (constituting the entire Board of Directors) are to be elected to serve until the next annual meeting of stockholders and until their respective successors are elected and qualified. The proxies given pursuant to the solicitation will be voted for the five nominees--Donald B. Brounstein, Steven S. Elbaum, Jack L. Rivkin, John F. Sasen, Sr. and Udi Toledano--unless authority is withheld. Should a nominee become unavailable for any reason, the proxies will be voted for an alternative nominee to be determined by the persons named in the proxy. The Board of Directors has no reason to believe that any nominee will be unavailable.

Information About the Nominees

Name                     Age    Principal Occupation
----                     ---    --------------------

Donald B. Brounstein     45     President and Chief Executive Officer of the
                                Company
Steven S. Elbaum         48     Chairman and Chief Executive Officer of The
                                Alpine Group, Inc.
Jack L. Rivkin           56     Senior Vice President of Travelers Group Inc.
John F. Sasen, Sr.       55     Chief Executive Officer and President of
                                Physician Sales & Service, Inc.
Udi Toledano             46     President of Andromeda Enterprises, Inc.

         Donald B. Brounstein has served as President and Chief Executive Officer of the Company since its inception. In 1978, Mr. Brounstein founded Lee Surgical Co., Inc. ("Lee Surgical"), a company which specialized in sales and service of medical supplies and equipment to physicians throughout New Jersey and New York. He was Chief Executive Officer of Lee Surgical until February 1994 when Lee Surgical was acquired by PSS. Mr. Brounstein served as General Manager of PSS until January 1995. In 1989, Mr. Brounstein founded BBU Leasing Inc., a medical equipment finance company, of which he remains a director. Mr. Brounstein devotes all of his business time to the Company's affairs.

         Steven S. Elbaum has been a director of the Company since June 1996. Mr. Elbaum has been the Chairman and Chief Executive Officer of The Alpine Group, Inc., a public, diversified holding company which owns several companies engaged in various manufacturing businesses, since 1984. He was a partner in the law firm of Gifford, Woody, Palmer & Series from 1979 to 1984 and was an associate with such firm from 1974 to 1979. Mr. Elbaum also is a director of Interim Services, Inc., one of the nation's largest providers of value added staffing and health care services, Polyvision Corporation, a manufacturer of information display systems, Superior Telecom, Inc., a provider of telecommunications services, and Broadway & Seymour, Inc., a software solutions company, each of which is a public company.

         Jack L. Rivkin has been a director of the Company since May 1996. Mr. Rivkin has been a Senior Vice President of Travelers Group Inc., the parent company of TIC, and Smith Barney Inc., since January 1, 1996. He is currently responsible for the management of venture capital and public equity partnerships for several insurance subsidiaries of Travelers Group Inc. He also is a director and member of the Investment Committee of Greenwich Street Capital Partners, Inc., a merchant banking fund affiliated with Travelers Group Inc. From May 1993 to October 1995, he was Vice Chairman and Director of Global Research at Smith Barney Inc. From August 1992 to May 1993, he was an independent consultant. From 1990 to August 1992, Mr. Rivkin was Director of the Equities Division and Director of Research of Lehman Brothers. From 1987 to 1990, he was Director of Research at Shearson Lehman Brothers. From 1984 to 1987, Mr. Rivkin was President of PaineWebber Capital, Inc., the merchant banking arm of PaineWebber Group, and Chairman of Mitchell Hutchins Asset Management. He is the co-author of a book on the venture capital industry, "Risk and Reward, Venture Capital and the Making of America's Great Industries," published by Random House. He also is a guest lecturer on venture capital at Columbia University.

         John F. Sasen, Sr. has been a director of the Company since May 1996. Mr. Sasen has been Chief Executive Officer of PSS since March 1997 and President of PSS since August 1995, Chief Operating Officer of PSS since December 1993 and a director of PSS since July 1993. Mr. Sasen also was Executive Vice President of PSS from August 1993 to August 1995. From August 1990 to December 1992, he was Vice President--Sales and Marketing of PSS, and from January 1993 to July 1993 he was Regional Vice President of PSS. Prior to joining PSS, Mr. Sasen was Vice President--Sales, Marketing and Distributor Relations of Becton, Dickinson & Co., a manufacturer of health care products. Mr. Sasen was employed by Becton, Dickinson & Co. for over 20 years.

         Udi Toledano has been a director of the Company since May 1996. Mr. Toledano has been the President of Andromeda Enterprises, Inc., a private investment company, since December 1993. Prior to that, he was the President of CR Capital Inc., a private investment company, for more than five years. He has also been an advisor to various public and private corporations, none of which is affiliated with or competes with the Company. Mr. Toledano is a director and Chairman of the Board of Alyn Corporation, a producer of advanced materials, and is a director of Global Pharmaceutical Corporation, a generic pharmaceuticals manufacturer; Universal Stainless &

Alloy Products, Inc., a specialty steel producer; and Pudgie's Chicken, Inc., a national fast food chain; each of which is a public company.

Information About the Other Executive Officers

Name                       Age     Position
----                       ---     --------

James J. Whidden           61      Senior Vice President of Clinical Development
Kenneth S. Hollander       32      Chief Financial Officer

         James J. Whidden has served as Senior Vice President of Clinical Development of the Company since May 1996. From the Company's inception until May 1996, he was a consultant to the Company. From 1985 to 1994, Mr. Whidden was a consultant for various private and public companies in the health care field, as well as president of two development stage medical companies. From 1989 to 1990, he was President of Biomonitor, Inc., a development stage biotechnology company, and from 1988 to 1989, he was President of Humagen, Inc., a development stage biotechnology company. In 1983 and 1984, he was Senior Vice President, Business Development at Technicon Corporation, a manufacturer of clinical instruments and diagnostic chemicals and had responsibility for new clinical systems. From 1981 to 1982, he was an independent consultant in the health care industry and from 1975 to 1981, he was President of two divisions of Becton, Dickinson & Co., a manufacturer of health care products.

         Kenneth S. Hollander has been Chief Financial Officer of the Company since June 1996. From 1989 to May 31, 1996, Mr. Hollander was Controller of Sidmak Laboratories, Inc., a company engaged in the generic pharmaceutical industry. From 1987 to 1989, Mr. Hollander was employed by the accounting firm of Arthur Andersen & Co. Mr. Hollander serves as Treasurer of the Board of Trustees of The Richmond Fellowship, a private, non-profit, psychiatric transitional residence.

         Directors are elected to serve until the next annual meeting of stockholders or until their successors are elected and qualified. Officers are elected annually by the Board of Directors and serve at the discretion of the Board.

         The Company's Board of Directors held four meetings during 1996. Except for Steven S. Elbaum, who attended one of the two meetings held during the period for which he served as a director, all of the directors attended all of the meetings held during the periods for which they served as directors.

Committees

         The Company has an Executive Committee, a Compensation Committee and an Audit Committee, all of which were established in June 1996. None of the Committees held any meetings during 1996. The Company does not have a standing nominating committee.

         The Executive Committee currently consists of Mr. Brounstein, as Chairman, and Messrs. Rivkin and Toledano. The Executive Committee has all the powers of the Company's Board of Directors except that it is not authorized to amend the Company's Certificate of Incorporation, declare any dividends or issue shares of the capital stock of the Company. The Audit Committee currently consists of Mr. Elbaum as Chairman, and Messrs. Rivkin and Toledano. The Audit Committee reviews with the Company's independent accountants the scope and timing of their audit services, any other services they are asked to perform, the report of independent accountants on the Company's financial statements following completion of their audit and the Company's policies and procedures with respect to internal accounting and financial controls. In addition, the Audit Committee makes an annual recommendation to the Board of Directors concerning the appointment of independent accountants for the ensuing year. The Compensation Committee currently consists of Mr. Toledano, as Chairman, and Messrs. Brounstein and Rivkin. The Compensation Committee reviews the compensation and benefits of all officers of the Company, makes recommendations to the Board of Directors and reviews general policy matters relating to compensation and benefits of employees of the Company.

Executive Compensation

         Set forth in the following table is information as to the compensation paid or accrued to Donald B. Brounstein, the Company's Chief Executive Officer, for the year ended December 31, 1996. No other executive officer of the Company received a total annual salary and bonus from the Company in excess of $100,000 for the year ended December 31, 1996.

                           SUMMARY COMPENSATION TABLE


                                                                                                       Long-Term
                                                              Annual Compensation                     Compensation
                                                       -----------------------------------       ----------------------
                                                                            Other Annual               Securities
Name and Principal Position             Year           Salary ($)         Compensation ($)       Underlying Options (#)
---------------------------             ----           ----------         ----------------       ----------------------

Donald B. Brounstein                    1996            145,000               $7,380(1)                  37,500(2)
President, Chief Executive Officer
and Director


(1)  Represents an automobile allowance.

(2) Represents options to purchase 37,500 shares of Common Stock for $5.33 per share through February 9, 2001, all of which are currently exercisable.

         Mr. Brounstein did not receive non-cash benefits having a value exceeding 10% of cash compensation during 1995.

         The following tables set forth certain information with respect to options granted in 1996 to Mr. Brounstein:

                       OPTIONS GRANTED IN LAST FISCAL YEAR


                                                                     % of Total Options     Exercise
                                        Number of Securities        Granted to Employees     Price       Expiration
Name of Executive                    Underlying Options Granted        in Fiscal Year      ($/Share)        Date
-----------------                    --------------------------        --------------      ---------     ----------

Donald B. Brounstein                          37,500(1)                      15.5%            5.33        2/9/2001
President, Chief Executive Officer
and Director



(1) Represents options granted outside the 1996 Plan to purchase 37,500 shares of Common Stock for $5.33 per share through February 9, 2001, all of which are currently exercisable.

                        AGGREGATE YEAR END OPTION VALUES


                                             Number of Securities
                                        Underlying Unexercised Options   Value of Unexercised In-the-Money
                                            at Fiscal Year End (#)        Options at Fiscal Year End ($)
                                        ------------------------------   ---------------------------------
Name of Executive                       Exercisable      Unexercisable   Exercisable         Unexercisable
-----------------                       -----------      -------------   -----------         -------------

Donald B. Brounstein                      37,500              0            11,063(1)               0
President, Chief Executive Officer
and Director


(1) Represents the difference between the aggregate market value at December 31, 1996 of the Common Stock (based on a last sale price of $5.625 on that date) and the options' aggregate exercise price.

Employment Agreements

         The Company has an employment agreement with Donald B. Brounstein pursuant to which Mr. Brounstein serves as the Company's President and Chief Executive Officer. Mr. Brounstein's employment agreement provides for a base annual salary of $145,000 with annual cost of living increases and a customary benefits package. The agreement has a term of three years, ending December 31, 1998, with automatic one-year extensions thereafter unless either party gives notice of termination. Mr. Brounstein's employment agreement prohibits him from competing with the Company for one year following his termination of employment with the Company and disclosing confidential information or trade secrets in any unauthorized manner. The Company has purchased a key person insurance policy on the life of Mr. Brounstein in the amount of $8,000,000, with $600,000 of the death benefit payable to a beneficiary selected by Mr. Brounstein and the remaining $7,400,000 payable to the Company.

         Under his employment agreement, Mr. Brounstein is eligible to receive in 1997 an annual bonus of up to 100% of his base compensation, subject to the Company achieving certain after-tax net income levels during the 1997 calendar year. The following table sets forth for 1997 the target after-tax net income that must be achieved by the Company in order for Mr. Brounstein to be entitled to the corresponding bonus award:

                                                       Additional Percentage of
Targeted 1997 After Tax Net Income                       Salary Paid as Bonus
----------------------------------                       --------------------

$3.0 million or greater but less than $3.7 million....            10%
$3.7 million or greater but less than $4.4 million....            20%
$4.4 million or greater but less than $4.7 million....            30%
$4.7 million or greater but less than $5.0 million....            40%
$5.0 million or greater...............................           100%

         Mr. Brounstein will be eligible to receive performance-based annual bonuses for each year after 1997 modeled on a similar formula as determined and agreed to by the Compensation Committee.

Stock Options

         1996 Plan. The Company's 1996 Stock Incentive Plan ("1996 Plan") was adopted by the Company's Board of Directors in June 1996 for the purpose of securing for the Company and its stockholders the benefits arising from the ownership of restricted shares of Common Stock ("Restricted Stock"), stock appreciation rights ("SARs") and options to purchase Common Stock ("Options") by directors who are not employees ("Eligible Directors") (Messrs. Elbaum, Rivkin, Sasen and Toledano are currently Eligible Directors), officers, other key employees and consultants ("Key Employees") of the Company (and any subsidiary companies) who are expected to contribute to the Company's future growth and success. No shares of Restricted Stock or SARs have been granted under the 1996 Plan. Options for 188,000 shares have been issued under the 1996 Plan as of the date of this Proxy Statement. No award may be granted under the 1996 Plan after June 2006.

         Under the 1996 Plan, the maximum number of shares with respect to which Options or SARs may be granted or which may be awarded as restricted stock is 700,000 shares of Common Stock. The Company may in its sole discretion grant shares of Restricted Stock, SARs and Options to Key Employees and shall grant Options to the Company's Eligible Directors subject to specified terms and conditions and in accordance with a specified formula ("Formula") as discussed below. The 1996 Plan is administered by the Board of Directors, which, subject to the terms of the 1996 Plan, determines the Key Employees who will receive grants of Options, SARs or Restricted Stock, the number of shares of Common Stock subject to each Option or SAR or awarded as Restricted Stock, the grant date, the expiration date, and other terms and conditions.

         Under the Formula, each Eligible Director was granted in June 1996 Options to purchase 15,000 shares of Common Stock at an exercise price equal to the initial public offering price per share, all of which vested immediately upon grant ("Initial Director Options"). On the first business day following the Annual Meeting, and thereafter on the first business day following each successive annual meeting of stockholders, so long as Options remain available to grant to Eligible Directors, each person who is elected as a director after that meeting and is an Eligible Director, and each person who continues to serve as a director after that meeting and is an Eligible Director, shall be granted 10,000 Options ("Director Options") in recognition of service as a director, subject to vesting, for the year ending on the day prior to the next annual meeting of stockholders of the Company to elect directors. Director Options expire ten years from the date of grant and vest as follows (except for the Initial Director Options, which vest immediately upon grant): 33 1/3% upon the grant of such Options, 66 2/3% one year after the date of grant and 100% two years after the date of grant, in each case assuming the recipient continuously serves as a director during that time.

         Other Options. The Company has issued options outside of the 1996 Plan to certain officers, employees and consultants to purchase a total of 142,500 shares of Common Stock. Options for 131,250 shares were granted on February 9, 1996 and have a five-year term and an exercise price of $5.33 per share. All of such options were fully vested on the date of grant. Options for 11,250 shares were granted as of June 3, 1996, have an exercise price of $5.33 per share and vested in full on April 30, 1997.

         Five former directors of the Company each were granted 1,500 options outside the 1996 Plan in September 1996 in replacement of options granted under the Company's former Nonemployee Director Stock Incentive Plan which expired as a consequence of such directors' resignation from the Board in connection with the Company's initial public offering.

Director Compensation

         Non-employee members of the Board of Directors are paid $500 (plus reasonable expenses) for each attended meeting of the Board of Directors or committee thereof. Non-employee members of the Board of Directors of the Company also are eligible for the grant of Options under the 1996 Plan which currently provides for each Eligible Director (currently Messrs. Elbaum, Rivkin, Sasen and Toledano) to receive the Initial Director Options and the Director Options. Mr. Rivkin is a nominee of TIC. Mr. Rivkin has waived the $500 fee for attendance at meetings of the Board of Directors or committees thereof and the Initial Director Options and the 1997 Director Options. In lieu thereof, the Board of Directors in June 1996 granted TIC options outside the 1996 Plan to purchase 15,000 shares of Common Stock at an exercise price equal to the initial public offering price and has determined to grant TIC, on the first business day following the annual meeting of stockholders in 1997, options outside the 1996 Plan to purchase 10,000 shares.

Compliance with Section 16(a) of the Exchange Act

         Section 16(a) of the Securities Exchange Act of 1934, as amended, requires the Company's officers, directors and persons who beneficially own more than ten percent of a registered class of the Company's equity securities ("ten-percent stockholders") to file reports of ownership and changes in ownership with the Securities and Exchange Commission and The Nasdaq Stock Market, Inc. Officers, directors and ten-percent stockholders also are required to furnish the Company with copies of all Section 16(a) forms they file. Based on its review of the copies of such forms furnished to it, and written representations that no other reports were required, the Company believes that during the Company's fiscal year ended December 31, 1996, all of its officers, directors and tenpercent stockholders complied with the Section 16(a) reporting requirements, except that a Form 3 required to be filed by Dr. Sagi in August 1996 was not filed until April 1997.

Certain Relationships and Related Transactions

         Physician Sales and Service, Inc. In February 1996, the Company entered into an exclusive supply and distribution agreement (as amended, "Distribution Agreement" ) with PSS, a publicly traded company and one of the leading distributors of medical supplies, diagnostic equipment and pharmaceuticals to office-based medical professionals in the United States. PSS, with a reported distribution network of approximately 704 sales representatives and 61 company-operated service/distribution centers serving more than 92,000 physician-based offices throughout the United States, has agreed to distribute the BreastAlert Differential Temperature Sensor (the "BreastAlert device").

         Under the Distribution Agreement, over a two-year period beginning in 1997, PSS is to receive volume discount price incentives from the Company to the extent PSS exceeds sales targets of 1.0 million units in 1997 and 3.5 million units in 1998. If sales by PSS are less than 50% of such targets, the Company and PSS will each have the right to terminate the Distribution Agreement upon three months' notice. The term of the Distribution Agreement continues until terminated by either party for failure to meet such sales targets or for certain material breaches which are not cured within prescribed time limits. Also, pursuant to the distribution agreement, PSS purchased an aggregate of 56,250 shares of Common Stock and warrants to purchase an additional 11,250 shares of Common Stock at $2.93 per share and was issued warrants to purchase 125,000 shares of Common Stock at $4.00 per share. John F. Sasen, Sr., President and Chief Executive Officer of PSS, is a director of the Company.

         Scantek Medical, Inc. In October 1995, the Company and Scantek entered into a license agreement ("License Agreement") pursuant to which Scantek granted the Company an exclusive license to manufacture and sell the BreastAlert device in the United States and Canada. The License Agreement provides for a cash payment ("Cash Portion of the Licensing Fee") to Scantek of $1,600,000, $550,000 of which has already been funded. Subject to the Company's acceptance of the equipment to be used to manufacture the BreastAlert device ("Production Line"), $175,000 of the balance is payable on December 31, 1997, $175,000 on March 31, 1998, $350,000 on October 31, 1998 and $350,000 on January 31, 1999, provided, however, that any Surplus Cash Flow (one half of net income, as defined in the License Agreement, subject to certain adjustments) after the Company begins operations is to be applied as prepayments to unpaid installments of the Cash Portion of the Licensing Fee (as defined in the License Agreement) in inverse order of maturity. Contemporaneously with the execution of the License Agreement, the Company issued to Scantek 675,000 shares of Common Stock. Scantek received an additional 329,063 shares of Common Stock upon the closing of a private placement in May 1996 ("May 1996 Private Placement") in exchange for the termination of its right, pursuant to the License Agreement, to maintain a specified ownership interest in the Company.

         Pursuant to the License Agreement, Scantek is entitled to additional payments as follows: (i) $100,000 (to be applied to unpaid installments of the Cash Portion of the Licensing Fee in order of maturity) upon the later of (x) the investment at any time by PSS of $500,000 in the Company by exercising the PSS Warrant and (y) the shipment by the Company of the first order of the BreastAlert device to PSS; and (ii) $300,000 (of which $100,000 is to be applied to unpaid installments of the Cash Portion of the Licensing Fee in order of maturity and $200,000 is to be applied to unpaid installments of the Cash Portion of the Licensing Fee in inverse order of maturity) upon the earlier to occur of (a) the extension of the relevant patents at least through January 1, 2003 or (b) Scantek's obtaining a new United States patent on the product. The License Agreement also provides for minimum annual royalty payments of $150,000, $300,000, $400,000, and $500,000, respectively, in the first four years in which the product is sold and $600,000 in the fifth and subsequent years ("Minimum Royalties") and maximum royalty payments ranging from 3% of annual net sales up to $2,000,000 to 10% of the annual net product sales if annual net product sales exceed $10,000,000 ("Percentage Royalties"). In addition, the License Agreement will terminate automatically if the aggregate earned royalties for the first three years the product is sold do not exceed $950,000 ("Threshold Earned Royalties"). The Minimum Royalties and Threshold Earned Royalties terminate automatically at any time after May 22, 1998 (the date the relevant patents expire) if a competitor introduces a product which would have infringed upon such patents. In addition, the Percentage Royalties are reduced or eliminated if the Company reduces the price of its product below certain preset amounts. The License Agreement also provides that, if Scantek places an order with the Company prior to the date which is 60 days prior to the Company's acceptance of the Production Line, Scantek may purchase from the Company $1,000,000 worth of BreastAlert devices at a per unit price equal to the greater of 150% of the Company's Costs of Production (as defined in the License Agreement) or $2.50.

         Pursuant to the License Agreement, Scantek is obligated to render consulting services ("Consulting Services") to the Company through July 1997 in connection with bringing the BreastAlert device to market and Dr. Sagi must devote up to one day per week or 90 hours per calendar quarter of his time to the development and marketing of the BreastAlert device ("Minimum Services"). In the event Consulting Services are requested in excess of the Minimum Services, Scantek will be compensated at the rate of $100 per hour. Dr. Sagi also is required to render advisory and supervisory services on behalf of the Company in connection with construction of the Production Line. Scantek is responsible for all expenses of training the Company's manufacturing personnel. The Company is obligated to reimburse Scantek for all reasonable out-of-pocket expenses.

         Zigmed, Inc. The Production Line has been constructed and is being installed by Zigmed, a medical engineering contractor. The agreement between Zigmed and the Company ("Turnkey Construction Contract") provides for the turnkey construction of the Production Line at a fixed price of $1,750,680, with payments to Zigmed in stages over a 15-month period. $1,245,000 has been paid to Zigmed pursuant to the Turnkey Construction Contract as of May 2, 1997. Specifications for the Production Line were prepared by Scantek.

         Zsigmond G. Sagi, the chief executive officer and a principal of Zigmed, is the son of Dr. Sagi. The Company has agreed to pay Zsigmond G. Sagi a completion bonus of up to $15,000 plus warrants to purchase 11,250 shares of Common Stock at an exercise price of $5.33 per share if certain conditions are met in connection with the manufacturing of the Production Line.

         Zsigmond G. Sagi has agreed to pay the Company damages of $100,000 per month for three months commencing July 31, 1997 if Zigmed is unable to deliver the Production Line by March 31, 1997. In addition, as part of the License Agreement, Scantek has agreed to pay the Company $75,000 per month if the Production Line is not accepted by the Company pursuant to the terms of the Turnkey Construction Contract by March 31, 1997. Furthermore, Scantek has guaranteed that BreastAlert device manufactured costs will not exceed $2.25 for each unit, excluding depreciation, assuming production at the rate of 1,000,000 units or more per year for two consecutive quarters. If the Company's manufactured cost is greater than $2.25 per unit, royalties due to Scantek will be offset by the product of (x) the number of units manufactured during the relevant year multiplied by (y) the manufactured cost of the unit less $2.25.

         Donald B. Brounstein. During 1995, Donald B. Brounstein, the Company's President, Chief Executive Officer and a director, loaned the Company an aggregate of $125,000 on an interest-free basis ("1995 Loans"). Mr. Brounstein received no consideration for the 1995 Loans. Mr. Brounstein also purchased $40,000 principal amount of 10% promissory notes from the Company ("March 1996 Bridge Notes") in connection with a private placement of notes and warrants to purchase Common Stock effected by the Company in March 1996. In connection with the May 1996 Private Placement, Mr. Brounstein applied such $40,000 principal amount of March 1996 Bridge Notes and $34,000 of the 1995 Loans to the initial purchase price for two Units, each consisting of 37,500 shares of Series A Preferred Stock (which converted automatically on a one-for-one basis into Common Stock upon consummation of the Company's initial public offering in August 1996) and warrants to purchase 7,500 shares of Common Stock for $2.93 per share. The remaining $91,000 of the 1995 Loans, plus accrued interest of $711 on Mr. Brounstein's March 1996 Bridge Notes, was repaid to Mr. Brounstein from the proceeds of the May 1996 Private Placement.

         Travelers Group Inc. In connection with the May 1996 Private Placement, the Company issued warrants to purchase 37,500 shares of Common Stock for $2.93 per share to Smith Barney Inc., a subsidiary of Travelers Group Inc.

         Udi Toledano. In connection with the May 1996 Private Placement, the Company issued warrants to purchase an aggregate of 80,625 shares of Common Stock to Udi Toledano, a director of the Company, and members of his family ("Toledano Warrants"). Pursuant to their terms, the Toledano Warrants currently may be exercised for an aggregate of only 26,250 shares, at a price of $2.93 per share.

         The Company believes that the terms of each of the foregoing transactions were at least as favorable to the Company as could have been obtained from third parties in arms' length transactions. In connection with the Company's initial public offering, the Company adopted a policy whereby all future transactions between the Company and its officers, directors, principal stockholders or affiliates will be approved by a majority of the Board of Directors, including a majority of the independent and disinterested members of the Board of Directors or, if required by law, a majority of disinterested stockholders, and will be on terms no less favorable to the Company than could be obtained in arm's length transactions from unaffiliated third parties.

                             INDEPENDENT ACCOUNTANTS

         The Company has selected KPMG Peat Marwick LLP, Short Hills, New Jersey, as its independent accountants for the year ending December 31, 1997. A representative of KPMG Peat Marwick LLP is expected to be present at the meeting with an opportunity to make a statement if the representative desires to do so and is expected to be available to respond to appropriate questions from stockholders.

                             SOLICITATION OF PROXIES

         The solicitation of proxies in the enclosed form is made on behalf of the Company and the cost of this solicitation is being paid by the Company. In addition to the use of the mails, proxies may be solicited personally or by telephone or telegraph using the services of directors, officers and regular employees of the Company at nominal cost. Banks, brokerage firms and other custodians, nominees and fiduciaries will be reimbursed by the Company for expenses incurred in sending proxy material to beneficial owners of the Company's Common Stock.

                           1998 STOCKHOLDER PROPOSALS

         In order for stockholder proposals for the 1998 Annual Meeting of Stockholders to be eligible for inclusion in the Company's Proxy Statement, they must be received by the Company at its principal office in Cranford, New Jersey, by January 7, 1998.

                                  OTHER MATTERS

         The Board knows of no matter which will be presented for consideration at the meeting other than the matters referred to in this Proxy Statement. Should any other matter properly come before the meeting, it is the intention of the persons named in the accompanying proxy to vote such proxy in accordance with their best judgment.

                                           By Order of the Board of Directors

                                           Kenneth S. Hollander
                                           Secretary

Cranford, New Jersey
May 7, 1997

                              HUMASCAN INC. - PROXY
                       Solicited by the Board of Directors

                 for Annual Meeting to be held on June 26, 1997

P        The undersigned Stockholder(s) of HUMASCAN INC., a Delaware corporation ("Company"), hereby appoints Donald B. Brounstein and Kenneth S. Hollander, or either of them, with full power of substitution and to act without the other, as the agents, attorneys and proxies of the undersigned, to vote the shares standing in the
R name of the undersigned at the Annual Meeting of Stockholders of the Company to be held on June 26, 1997 and at all adjournments thereof. This proxy will be voted in accordance with the instructions given below. If no instructions are given, this proxy will be voted FOR all
O  of the following proposals.

   1. Election of the following Directors:

      FOR all nominees listed below, except    WITHHOLD AUTHORITY to vote
X     as marked to the contrary below   | |    for all nominees listed below | |

   Donald B. Brounstein, Steven S Elbaum, Jack L. Rivkin, John F. Sasen, Sr.,
                                  Udi Toledano

Y

    INSTRUCTIONS: To withhold authority to vote for any individual nominee, write that nominee's name in the space below.

--------------------------------------------------------------------------------

   2. In their discretion, the proxies are authorized to vote upon such other business as may come before the meeting or any adjournment thereof.

   | | I plan to attend the Annual Meeting.

                                Date _____________________________________, 1997

                                ________________________________________________
                                Signature

                                ________________________________________________
                                Signature if held jointly

                                 Please sign exactly as name appears above. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by president or other authorized officer. If a partnership, please sign in partnership name by authorized person.